Exhibit 3.19

CERTIFICATE OF INCORPORATION

OF

STOCKEL AUTO PARTS, INC.

Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT

1.	The name of the Corporation is: STOCKEL AUTO PARTS, INC.

2.	The purpose or purposes for which the corporation is formed is as follows, to with:

To manufacture, purchase, import, or otherwise acquire, sell, rent, repair, take upon storage, exchange, export and otherwise deal in and dispose of any or all of the following: automotive parts, motors, engines, or other machinery or parts for the generation of steam, electricity, gasoline or other forms of power now known or which may be hereafter discovered for automobiles, cars, trucks and vehicles of every kind and description.

To buy, manufacture, assemble, lease (either as lessee or lessor), sublease (either as lessee or lessor, purchase, or in any other manner dispose of, export, import, use, operate, rent, hire, repair and generally deal in automobiles, trucks, trailers, buses, motor cars and vehicles of every kind and description. To manufacture, buy, sell and deal in new and used automobiles, trucks, trailers and other vehicles, their parts and accessories, and kindred articles.

To engage in [ILLEGIBLE] own, operate and run, conduct and manage a business engaged in towing, repairing and reconditioning automobiles, automotive and mechanical products, and other personal property of any and every sort, character, nature and description, and to do such other things as are incidental, proper or necessary to the operation of the business or to the carrying out of any or all of the purposes.

To own, operate, manage, acquire and deal in property, real and persona, which may be necessary to the conduct of the business.

Without limiting any of the purposes or powers of the corporation it shall have the power to do any or one or more or all of the things set forth, and all other things likely, directly or indirectly, to promote the interests of the corporation. In carrying on of its business it shall have the power to do any and all things and powers which a co-partnership or a natural person could do, either as a principal, agent, representative, lessor, lessee or otherwise, either alone or in conjunction with others, and in any part of the world. In addition, it shall have and exercise all rights, powers and privileges now belonging to or conferred upon corporations organized under the Business Corporation Law.

3.	The Office of the Corporation is to be located in the City of White Plains, County of Westchester, State of New York.

4.	The aggregate number of shares which the corporation shall have authority to issue is 200 shares, no par value.

5.

The Secretary of State is designated as the agent of the corporation up on whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him

Andrew Greene, Esq.

202 Mamaroneck Avenue

White Plains, New York 10601

IN WITNESS WHEREOF, the undersigned incorporator, being at least eighteen years of age, has executed and signed this Certificate of Incorporation this 17th day of November, 1982.

/s/ Sherry Noonan
Sherry Noonan
90 South Swan Street
Albany, New York 12210

STATE OF NEW YORK             )

                                                       )ss.

COUNTY OF ALBANY             )

On this 17th date of November, 1982, before me personally came Sherry Noonan to me known to be the individual described in and who executed the foregoing instrument, and she duly acknowledged to me that she executed the same.

Elizabeth A. Blair

No. 4729818

Qualified in Saratoga County

Term Expires March 30, 1984                                                         Elizabeth A. Blair

CERTIFICATE OF INCORPORATION

OF

STOCKEL AUTO PARTS, INC.

FILED BY:

Andrew Greene, Esq.

202 Mamaroneck Avenue

White Plains, New York 10601

IN WITNESS WHEREOF, this certificate has been subscribed this 24 day of October [ILLEGIBLE] by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.

Type name	Capacity in which signed	Signature
Raymond Stockel	President and Member of Board of Directors	/s/Raymond Stockel
Stanley Stockel	Secretary and Member of Board of Directors	/s/Stanley Stockel

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

STOCKEL AUTO PARTS, INC.

Under Section 805 of the Business Corporation Law

Filed By:    GREENE & ZINNER

Address:     202 Mamaroneck Avenue

White Plains, New York 10601

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

STOCKEL AUTO PARTS, INC.

Under Section 805 of the Business Corporation Law

I.        HEREBY CERTFIED THAT:

(1)    The name of the corporation is STOCKEL AUTO PARTS, INC.

(2)    The certificate of incorporation was filed by the department of state on the 24th day of November 1982.

(3)    The certificate of incorporation of this corporation is hereby amended to effect the following change

Change of Name to:     B.W.P. DISTRIBUTORS, INC.

(4)    The amendment to the certificate of incorporation was authorized:

*at a meeting of shareholders by vote of a majority of all the outstanding shares entitled to vote thereon.

*~~by unanimous written consent of the holders of all the outstanding shares entitled to vote thereon.~~

*~~at a meeting of shareholders by vote of~~

~~of all the outstanding shares entitled to vote thereon as required by the certificate of incorporation.~~

*strike out where in applicable

5